Docusign Envelope ID: DC1589B1-71E9-4A9F-BD06-076FD38E8A54

**Exhibit 10.19**

Execution Copy

**FOURTH AMENDMENT TO**
**RETAILER PROGRAM AGREEMENT**
*(Lovesac)*

THIS FOURTH AMENDMENT TO RETAILER PROGRAM AGREEMENT (this "Amendment" or "Fourth Amendment") is entered into on November 4, 2025 and made effective on October 1, 2025 (the "Fourth Amendment Effective Date"), by and between Synchrony Bank ("Bank"), and The Lovesac Company dba LoveSac Alternative Furniture Co. and Lovesac ("Retailer"). This Amendment amends the Retailer Program Agreement between Bank and Saq Acquisition LLC (as predecessor in interest to Retailer) dated April 1, 2013 ("Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

WHEREAS, Bank and Retailer desire to amend the Agreement to extend the term of the Agreement and to address certain other issues set forth below, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

## I. AMENDMENTS TO THE AGREEMENT

**1.1 Amendment to Section 5(j).** Effective on the Fourth Amendment Effective Date, the reference to "20 basis points (0.20%)" in Section 5(j) is deleted and replaced with a reference to "30 basis points (0.30%)".

**1.2 Amendment to Section 5(k).** Section 5(k) is deleted and replaced as follows:

"(k) Starting with the Program Year that begins on April 1, 2026, and continuing for each subsequent Program Year, Bank will allocate $75,000 to the Technology Fund within 30 days after the beginning of each Program Year. "Technology Fund" means a record maintained by Bank that is used to fund the mutually agreed upon costs and expenses of implementing the mutually agreed upon technology projects for the Program, including agreed upon costs incurred by Bank and Retailer. As long as there are funds available in the Technology Fund, Bank will reimburse Retailer for mutually agreed upon technology expenses within 30 days after the receipt of an invoice that meets Bank's reasonable requirements. Except for the right to require Bank to make payments from such fund from time to time in accordance with this Agreement, Retailer shall have no right, title or interest in or to the Technology Fund or in or to any amounts which have been allocated thereto. Any amounts previously allocated to the Technology Fund but not used as of (x) twelve months after the funds are added to the Technology Fund, or (y) the date of any notice of termination or non-renewal of the Agreement, may be withdrawn and retained by Bank for its own account without obligation to account therefor to Retailer."

**1.3 Addition of a new Section 5(l).** A new section 5(l) is added as follows:

"(l) As an incentive for the Retailer to enter into this Fourth Amendment to extend the Term of the Program, provided that no event has occurred that would permit the Bank to terminate this Agreement under Section 15(b), Bank will pay the Retailer $600,000 within 30 days after the end of each Program Year during the Term, starting with the Program Year beginning April 1, 2026.

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3 Execution Copy 1.4 Amendment to Section 15(a). Section 15(a) is hereby deleted and replaced with the following: “(a) This Agreement shall commence upon the execution of this Agreement and shall continue until and including March 31, 2031, unless earlier terminated in accordance with the provisions of this Agreement. 1.5 Amendment to Schedule 5(a). Effective on the Fourth Amendment Effective Date, 2025, Schedule 5(a) to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule 5(a), attached hereto as Attachment I. II. GENERAL 2.1 Authority for Amendment. Each party hereby represents and warrants to the other that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such party and upon execution by all parties, will constitute a legal, binding obligation. 2.2 Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof. 2.3 Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. 2.4 Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby. 2.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws. 2.6 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. [Remainder of page intentionally left blank]

4 Execution Copy IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written. SYNCHRONY BANK By: Name: Anthony S. Foster Its: Senior Vice President THE LOVESAC COMPANY By: Name: Keith Siegner Its: Chief Financial Officer

5 Execution Copy Attachment 1 Schedule 5(a) To Retailer Program Agreement (Lovesac) Approved Credit-Based Promotions A. Non-Promotional Credit Offer: Retailer Fee Percentage: 0.00% B. Credit-Based Promotions: Table 1 – Retailer Fee Percentages in effect October 1, 2025 Promotional Term Retailer Fee Percentage With Pay/Deferred Interest Equal Pay/No Interest 6 Month 0.09% NA 12 Month 2.23% NA 18 Month 5.09% NA 24 Month 8.09% 8.28% 36 Month N/A 10.85% 48 Month N/A 13.36% 60 Month N/A 16.15% 72 Month N/A 19.01% The Retailer Fee Percentages set forth above may change as the Retailer Fee Percentages are revised as set forth in Section 5(c). Table 2 – Standard Retailer Fee Percentages at a Base Cost of Funds Index of 200 bps (2.00%) Promotional Term Retailer Fee Percentage With Pay/Deferred Interest Equal Pay/No Interest 6 Month -0.63% NA 12 Month 1.22% NA 18 Month 3.58% NA 24 Month 6.07% 7.13% 36 Month N/A 9.55% 48 Month N/A 11.63% 60 Month N/A 13.99% 72 Month N/A 16.42% The Retailer Fee Percentages set forth in Table 2 are subject to revision as set forth in in Section 5(c) and 5(e) and be effective on October 1, 2025.